UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                                  March 6, 2013
                Date of Report (date of Earliest Event Reported)


                          EARTH DRAGON RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           NEVADA                       000-53774                27-4537450
(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)          File No.)           Identification No.)

                                 402 W. Braodway
                                    Suite 400
                               San Diego, CA 92101
              (Address of principal executive offices and zip code)

                                81-(0)3-6859-8532
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 6, 2013, Earth Dragon Resources, Inc., a Nevada corporation ("Earth Dragon"), terminated the Joint Venture Agreement (the "JV Agreement") it entered into on September 5, 2012, and the Pledge Agreement (the "Pledge Agreement") it entered into on April 27, 2012, with Deep Marine Salvage Inc. ("DMS"). In exchange for Earth Dragon's agreement to cancel the Joint Venture, Earth Dragon received an interest in the cargo recoveries from the three (3) World War I shipwrecks that were the subject of the Joint Venture Agreement, equal to two percent (2%) of the total recoveries, with a total maximum payout to Earth Dragon of $5 million.

Pursuant to the Termination Agreement, the 10,000,000 shares issued to DMS in connection with the Pledge Agreement were cancelled and returned to treasury. As a result, the number of issued and outstanding shares of the Company's common stock was reduced to 13,001,143 shares.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

99.1 Press Release dated March 6, 2013

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 20, 2013

EARTH DRAGON RESOURCES INC.,
a Nevada corporation


By: /s/ Michael Johnson
   ----------------------------------
Name:  Michael Johnson
Title: President

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